United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

September 3, 2008	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

theglobe.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard ,Suite 1400 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

(954) 769-5900
(Registrant's telephone number, including area code)

Preliminary Note: This Report contains financial information and includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, our ability to remain in business and secure capital for funding the Company’s currently remaining operations, including our ability to secure additional financing beyond our presently fully utilized Revolving Line of Credit with an affiliate. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com's future results, please see the Company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2007 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance and actual results may, and often do, differ adversely from these forward-looking statements.

Item 8.01. Other Events.

Full draw down on $500,000 Revolving Loan Agreement; Need for Additional Capital.

As previously reported, on June 6, 2008 the Company and its subsidiaries, as guarantors, entered into a Revolving Loan Agreement with Dancing Bear Investments, Inc. (“Dancing Bear”), pursuant to which Dancing Bear may loan up to Five Hundred Thousand Dollars ($500,000) to the Company on a revolving basis (the “Credit Line”). In connection with its entry into the Credit Line, the Company borrowed $100,000 from the Credit Line. Subsequently on June 19, 2008, July 10, 2008 and August 6, 2008 the Company made additional borrowings of $100,000 each under the Credit Line. On September 3, 2008 the Company borrowed the final $100,000 available under the Credit Line. Accordingly, as of September 3, 2008 the Company has borrowed a total of $500,000 from Dancing Bear for general working capital and may not make any further requests for additional funding under the Credit Line. All amounts under the Credit Line will become due and payable on the first anniversary date of the Credit Line, or sooner upon the occurrence of an event of default under the loan documentation. Dancing Bear is controlled by Michael Egan, our Chairman and Chief Executive Officer. In connection with the Credit Line, the Company executed and delivered a promissory note to Dancing Bear in the amount of $500,000 bearing interest at ten percent (10%) per annum on the principal amount then outstanding. The Company’s subsidiaries unconditionally guaranteed the Credit Line by entering into an Unconditional Guaranty Agreement. All amounts outstanding from time to time under the Credit Line are secured by a lien on all of the assets of the Company and its subsidiaries pursuant to a Security Agreement with Dancing Bear.

In order to continue operating as a going concern for any length of time beyond September of 2008, we believe that we must raise additional capital. Although there is no commitment to do so, any such funds would most likely come from Dancing Bear or otherwise from Michael Egan or affiliates of Mr. Egan or the Company, as the Company currently has no access to credit facilities with traditional third parties and has historically relied upon borrowings from related parties to meet short-term liquidity needs.. We are seeking to increase the potential amount which may be borrowed under the $500 thousand Revolving Loan Agreement or enter into another form of financing arrangement with Dancing Bear or its affiliates. There can be no assurance that we will be able to raise the borrowing limit under the Credit Line or enter into other financing arrangements to obtain our needed additional capital.

Item 9.01. Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1	Revolving Loan Agreement dated as of June 6, 2008 by and between theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

10.2	$500,000 Promissory Note dated June 6, 2008 (1)

10.3	Unconditional Guaranty Agreement dated June 6, 2008. (1)

10.4	Security Agreement dated June 6, 2008 (1)

(1) Incorporated by reference to the exhibits filed as part of our Current Report on Form 8-K dated June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

Dated: September 8, 2008	By:	/s/ Edward Cespedes
Edward Cespedes, President

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Revolving Loan Agreement dated as of June 6, 2008 by and between theglobe.com, inc. and Dancing Bear Investments, Inc.. (1)

10.2	$500,000 Promissory Note dated June 6, 2008 (1)

10.3	Unconditional Guaranty Agreement dated June 6, 2008. (1)

10.4	Security Agreement dated June 6, 2008 (1)
_________________________

(1) Incorporated by reference to the exhibits filed as part of our Current Report on Form 8-K dated June 6, 2008.